                                                                      Exhibit 99


                           Investor Contact:  Curtis Lightburn
                                              Vice President Investor Relations
                                              Phone: 813-829-2408
                                              E-Mail: cglightburn@intermedia.com
                                                      --------------------------

                              Media Contact:  Laura Heinrich
                                              Vice President Marketing
                                              Phone: 301-847-5998
                                              E-Mail: laurah@digex.com
                                                      ----------------


                    DIGEX REPORTS THIRD QUARTER 1999 RESULTS

             3Q99 Revenues Increase 158% from Same Period Last Year
                New Smart Centers Opened on East and West Coasts


BELTSVILLE, MD - November 1, 1999 - Digex, Incorporated (NASDAQ: DIGX) today reported third quarter revenues of $16.1 million, an increase of 158 percent over the $6.2 million reported for the third quarter of 1998 and an increase of 28 percent over the $12.6 million reported for the second quarter of 1999. Servers managed in Digex's data centers more than doubled to 1,993 in the third quarter 1999 versus 924 servers in the same period last year.

"Customers' rapid adoption of the Internet for e-business and applications delivery continues to drive the market towards managed hosting services," said Mark Shull, president and chief executive officer of Digex. "Our revenue growth remains strong as we see large Enterprise and Internet businesses like Ford Motor Corporation, Colgate-Palmolive and eCredit expand their Web presence and outsource their sites to Digex. The need for sophisticated platforms and support services continues to increase as we see the emerging Applications Service Provider market develop."

"To meet this increasing market demand for managed hosting services, Digex opened two new Smart Centers located on the east and west coasts that can support over $500 million in annualized revenue," said Shull. "Digex has always focused on offering managed hosting services. We provide pre-engineered server platforms, comprehensive operations support, sophisticated 24x7 monitoring, high availability and performance solutions, backups, security services, capacity planning, stress testing and advanced networked and caching - all designed to enable the growth of e-business."

"The average annualized revenue per customer grew from $90,372 in the second quarter of 1999 to $111,588 in the third quarter representing a 23 percent increase in per customer revenue sequentially and a 130 percent increase year over year. This was driven by strong growth among our existing customer base and the addition of managed solutions for new clients," stated Bradley Sparks, chief financial officer for Digex.

Digex installed 468 servers and monthly revenue per average server increased to $3,053 during the quarter. EBITDA loss increased from ($12.2) million in the second quarter to ($13.5) million as Digex continued to add staffing and increased marketing expenditures.

Key highlights for Digex include:

 . Substantial growth in the core enterprise managed hosting business, adding key customers, including Colgate-Palmolive, eCredit, Gifts.com, and Slimfast with significant growth for existing clients: Ford Motor Corporation, Forbes, and Travel Services International.

 . Opened two major Smart Centers built to Department of Defense standards in Beltsville, MD and San Jose, CA.

 . Launched leading Dynamic Fail-Over solution to maximize site availability and up-time for e-business customers and to offer increased server performance guarantees.

 . Expanded our leadership in the emerging Application Service Provider market by adding Great Plains' accounting and finance applications to our suite of hosted business management solutions.

 . On August 4th, 1999 Digex completed its initial public offering of common stock, raising approximately $180 million of net proceeds.

EBITDA consists of earnings (net loss) before interest expense, interest and other income, income taxes, depreciation, and amortization. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA should also not be construed as a substitute for operating income or a better measure of liquidity than cash flow from operating activities, which are determined in accordance with generally accepted accounting principles. This caption excludes components that are significant in understanding and assessing the results of operations and cash flows. In addition, EBITDA is not a term defined by generally accepted accounting principles and as a result EBITDA may not be comparable to similarly titled measures used by other companies. However, the Company believes that EBITDA is relevant and useful information that is often reported and widely used by analysts, investors and other interested parties in the Web hosting industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of the Company's operating performance, as an additional meaningful measure of performance and liquidity, and to provide additional information with respect to the Company's ability to meet future debt service, capital expenditures and working capital requirements.

Forward Looking Statements

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Digex's services and the ability of Digex to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or technological conditions and the ability of Digex to successfully complete its Y2K remediation project. These and other applicable risks are summarized under the caption "Risk Factors" in the Company's Prospectus dated July 29, 1999, and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

About Digex

Digex is a leading provider of Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool. Digex also offers value-added enterprise and professional services, including performance and security testing, monitoring, reporting, and networking services. Digex customers, from mainstream corporations to Internet-based businesses, leverage Digex's services to deploy secure, scalable, high performance business solutions, including electronic retailing, online banking, online procurement, and customer self-service applications. Digex, Incorporated is a subsidiary of Intermedia Communications Inc. (Nasdaq:ICIX). Additional information on Digex is available at http://www.digex.com
                                     --------------------

INTERNET USERS: Digex news releases and other useful information are available on Digex's website at www.digex.com. To receive news releases by e-mail or to
                      -------------
request that information be mailed to you, please visit the Investor Relations section of our website, and click on the "Investor Information Request Form" link.

                              DIGEX, INCORPORATED

                      CONDENSED STATEMENTS OF OPERATIONS
                                  (Unaudited)
            (In thousands, except share and per share information)

                                               Three Months Ended                                   Nine Months Ended
                                     ---------------------------------------          --------------------------------------------
                                       September 30, 1999       September 30, 1998      September 30, 1999     September 30, 1998
                                     ----------------------   ---------------------   ---------------------  ---------------------

Revenues                             $             16,111     $              6,242    $            38,132    $           14,863
Costs and expenses:
   Cost of operations                               2,698                    1,741                  7,044                 4,119
   Cost of services                                 6,331                    1,738                 13,761                 4,412
   Selling, general and
     administrative                                20,628                    4,306                 47,355                12,582
   Depreciation and amortization                    8,146                    2,027                 18,112                 6,081
                                     ---------------------    ---------------------   --------------------   --------------------
Total costs and expenses                           37,803                    9,812                 86,272                27,194
                                     ---------------------    ---------------------   --------------------   --------------------
Loss from operations                              (21,692)                  (3,570)               (48,140)              (12,331)
Other income (expense)
   Interest expense                                  (373)                       -                   (612)                    -
   Interest and other income                        1,293                        -                  1,293                     -
                                     ---------------------    ---------------------   --------------------   --------------------
Net loss before income tax benefit                (20,772)                  (3,570)               (47,459)              (12,331)
Income tax benefit                                      -                        -                  4,839                     -
                                     ---------------------    ---------------------   --------------------   --------------------
Net loss                             $            (20,772)    $             (3,570)   $           (42,620)   $          (12,331)
                                     =====================    =====================   ====================   ====================

Net loss per common share -
   basic and diluted (1)             $              (0.36)    $              (0.07)   $             (0.81)   $            (0.25)
                                     =====================    =====================   ====================   ====================

Shares used in computing pro forma
   basic and diluted net loss
   per share                                   57,250,000               50,000,000             52,443,223            50,000,000
                                     =====================    =====================   ====================   ====================

EBITDA (2)                                        (13,546)                  (1,543)               (30,028)               (6,250)

(1) Basic and diluted loss per share have been calculated assuming that the common shares issued in connection with the Company's recapitalization in April 1999 were outstanding for all periods presented.

(2) EBITDA consists of earnings (net loss) before interest expense, interest and other income, income taxes, depreciation and amortization. EBITDA does not represent funds available for management's discretionary use and is not intended to represent cash flows from operations. EBITDA should not be considered as an alternative to net loss as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA presented herein may not be comparable to similarly titled measures used by other companies.